Exhibit 10.51

AMENDMENT NO. 4 TO LICENSE AND SERVICES AGREEMENT

This AMENDMENT NO. 4 TO LICENSE AND SERVICES AGREEMENT (herein referred to as “Amendment No. 4”) is made effective September 28, 2016 (the “Amendment No. 4 Effective Date”), by and between Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), a Delaware corporation, and The Buck Institute for Research on Aging (“Buck Institute”), each herein referred to as “Party” and collectively as “Parties.”

RECITALS

WHEREAS, the above named parties desire to amend the Agreement (as defined below) as set forth below;

WHEREAS, the Parties now desire to amend the Agreement to provide for Ultragenyx’s use of an expanded laboratory and office space, further defined below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 4, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

This Amendment No. 4 shall serve as an amendment to that certain License and Services Agreement, dated September 24, 2010, by and between Ultragenyx and Buck Institute, as amended by Amendment No. 1 to License and Services Agreement, dated as of September 4, 2012, by Amendment No. 2 to License and Services Agreement (“Amendment No. 2”), effective as of September 15, 2014 and by Amendment No. 3 to License and Services Agreement (“Amendment No. 3”), effective as of September 21, 2015 (as so amended, the “Agreement”). Except as expressly modified hereby, the Agreement shall continue in full force according to its terms. Capitalized terms not otherwise defined in this Amendment No. 4 shall have the meanings ascribed to them in the Agreement.

2.

In addition to the MS Space Ultragenyx already occupies in the Core at the Facility, Ultragenyx wishes to include another one hundred square feet (100 sf) of exclusive space for the placement of a Second Mass Spectrometry machine (“MS2 Space”), the location of which shall be as designated in Attachment No. 1 and may be changed as necessary by mutual agreement between Ultragenyx and the director of the Core. Buck Institute shall provide a constant and reliable supply of high purity, high pressure N2 gas suitable for use in operation of MS instrumentation and emergency power shall commence within ten (10) minutes of a power failure. Room temperature, humidity, exhaust services and vibration will be controlled to a range meeting specifications for MS instrument operation, which specifications will be the same as for all Buck Institute owned instruments. Buck Institute shall accommodate reasonable electronic connections to the instruments in the MS Space and MS2 Space such electronic connections provided by Ultragenyx.

3.

For the use of the MS2 Space, Ultragenyx will pay an annual fee of $32,500 for the first year and of $30,000 for the following years, payable in equal monthly installments on the first day of each month during the Term. This sum shall be prorated for any partial months of the Term or until the MS2 Space is vacated, whichever occurs later. For clarity, this amount is in addition to the fee for MS Space.

4.

As the placement of Ultragenyx Mass Spectrometer in the MS2 Space requires the move of one (1) Buck Institute Mass Spectrometry machine currently in the Core, Ultragenyx agrees to pay for the move of said machines by technical experts. For clarity, no improvements to the space are necessary for the relocated Buck Institute Mass Spectrometer machine. Costs incurred as required for the move shall be made by Ultragenyx directly to the company hired for such service.

5.	This Amendment No. 4 shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, trustees, transferees and assigns.
6.	In the event of a conflict between the provisions of this Amendment No. 4 and the provisions of the Agreement, the provisions of this Amendment No. 4 shall control.
7.	This Amendment No. 4 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment No. 4 to be executed and delivered by their proper and duly authorized officers effective as of the Amendment No. 4 Effective Date.

The Buck Institute for Research on Aging	Ultragenyx Pharmaceutical Inc.

/s/ Remy Gross III	/s/ Tom Kassberg

By: Remy Gross III	By: Tom Kassberg

Title: VP Business Development	Title: Chief Business Officer

Attachment No. 1